As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL CARIBBEAN CRUISES LTD.
(Exact name of registrant as specified in its charter)

Republic of Liberia	98-0081645
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida 33132
(Address of principal executive offices) (Zip Code)

ROYAL CARIBBEAN CRUISES LTD.
1994 Employee Stock Purchase Plan
(Full title of the plan)

R. Alexander Lake

Senior Vice President, Chief Legal Officer and Secretary
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
(Name and address of agent for service)

(305) 539-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed Maximum	Amount of
Securities to be	Amount to be	Maximum Offering	Aggregate Offering	Registration
Registered	Registered (1)	Price Per Share (2)	Price (2)	Fee
Common Stock, par value $.01 per share	1,500,000 shares	$85.73	$128,595,000	$14,029.71

(1)    This Registration Statement registers an additional 1,500,000 shares of common stock, par value $.01 per share (“Common Stock”), for issuance under the Royal Caribbean Cruises Ltd. 1994 Employee Stock Purchase Plan, as amended (the “Plan”). In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of additional shares of Common Stock which may be issued under the Plan as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 22, 2021, of $86.94 and $84.52, respectively.

EXPLANATORY NOTE

Royal Caribbean Cruises Ltd. (the “Company”) has filed this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Act”), the offer and sale of 1,500,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), under the Royal Caribbean Cruises Ltd. 1994 Employee Stock Purchase Plan (the “Plan”). The increase in shares reserved for issuance under the Plan was approved by the shareholders of the Company on June 2, 2021 and was effective as of such date.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s prior registration statements on Form S-8 related to the Plan filed on November 19, 1993 (File No. 33-71956) and February 24, 2015 (File No. 333-202263) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby, and this Registration Statement is only required to include those items specified by such instruction.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this Registration Statement by reference:

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021, including the portions of the Company’s proxy statement for its 2021 Annual Meeting of Shareholders incorporated by reference therein;

b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on April 29, 2021;

c)	The Company’s Current Reports on Form 8-K filed with the Commission on January 13, 2021, January 19, 2021, February 18, 2021, February 23, 2021, March 3, 2021, March 11, 2021, March 16, 2021, March 19, 2021, March 19, 2021, March 24, 2021, March 25, 2021, March 30, 2021, April 1, 2021, April 8, 2021, June 3, 2021, June 15, 2021, June 16, 2021 and June 24, 2021; and

d)	The description of the Company’s Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1993.

Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock being offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such document except that the portion of any document “furnished” but not “filed” shall not be incorporated by reference herein.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by R. Alexander Lake, Senior Vice President, Chief Legal Officer and Secretary of the Company.

Item 8.	Exhibits.

The documents listed hereunder are filed or incorporated by reference as exhibits hereto.

Exhibit
Number	Description of Document

4.1	Restated Articles of Incorporation of the Company, as amended (composite) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3, File No. 333-158161, filed with the Commission on March 23, 2009).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2018).

5.1	Opinion of R. Alexander Lake, Senior Vice President, Chief Legal Officer and Secretary of the Company

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm

23.2	Consent of R. Alexander Lake (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney

99.1	1994 Employee Stock Purchase Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 25, 2021.

Royal Caribbean Cruises Ltd.

By:	/s/ JASON T. LIBERTY
Jason T. Liberty
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

/s/ Richard D. Fain	Director, Chairman and Chief
Richard D. Fain	Executive Officer (Principal Executive Officer)	June 25, 2021

/s/ JASON T. LIBERTY	Executive Vice President, Chief
Jason T. Liberty	Financial Officer (Principal Financial Officer)	June 25, 2021

/s/ HENRY L PUJOL	Senior Vice President and Chief
Henry L. Pujol	Accounting Officer	June 25, 2021
(Principal Accounting Officer)

*
John F. Brock	Director	June 25, 2021

*
Stephen R. Howe Jr.	Director	June 25, 2021

*
William L. Kimsey	Director	June 25, 2021

Signature	Title	Date

*
Amy C. McPherson	Director	June 25, 2021

*
Maritza G. Montiel	Director	June 25, 2021

*
Ann S. Moore	Director	June 25, 2021

*
Eyal M. Ofer	Director	June 25, 2021

*
William K. Reilly	Director	June 25, 2021

*
Vagn O. Sørensen	Director	June 25, 2021

*
Donald Thompson	Director	June 25, 2021

*
Arne Alexander Wilhelmsen	Director	June 25, 2021

*       By:

/s/ JASON T. LIBERTY
Name: Jason T. Liberty
Title: Attorney-in-Fact

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